SUPPLEMENTAL SCHEDULE - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

RATIO OF EARNINGS TO FIXED CHARGES:

                                                                                                                   Pro Forma
                                                                Three Months      Three Months      Pro Forma     Three Months
                               Year Ended        Year Ended        Ended            Ended          Year Ended       Ended
                                March 31,        March 27,       June 27,          June 26,        March 27,       June 26,
                                  1998              1999           1998              1999             1999           1999
                              --------------  ---------------  ---------------  ---------------  ---------------  ------------
Earnings:
   Pretax income (loss)         $   4,772         $  16,797        $   4,311       $   4,961         $    (570)     $    632

Fixed Charges:
   Interest expense                 4,507             3,835              881           1,019            20,202         5,098
   Interest factor of
      rental expense                1,085             1,621              379             487             1,621           487
                              --------------  ---------------  ---------------  ---------------  ---------------  ------------
      Total fixed charges           5,592             5,456            1,260           1,506            21,823         5,585
                              --------------  ---------------  ---------------  ---------------  ---------------  ------------

      Total earnings               10,364            22,253            5,571           6,467            21,253         6,217

      Total fixed charges           5,592             5,456            1,260           1,506            21,823         5,585
                              --------------  ---------------  ---------------  ---------------  ---------------  ------------

Ratio of earnings to fixed    --------------  ---------------  ---------------  ---------------  ---------------  ------------
   charges                           1.85              4.08             4.42            4.29              0.97          1.11
                              --------------  ---------------  ---------------  ---------------  ---------------  ------------

Deficiency in earnings to                                                                        ---------------
   cover fixed charges                                                                               $    (570)
                                                                                                 ---------------

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RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                                                                                       Pro Forma
                                                                    Three Months     Three Months     Pro Forma       Three Months
                                  Year Ended        Year Ended         Ended           Ended         Year Ended         Ended
                                   March 31,        March 27,        June 27,         June 26,       March 27,         June 26,
                                     1998              1999            1998               1999            1999             1999
                               ----------------  ---------------  ----------------  ---------------  ---------------  -------------
Earnings:
   Pretax income (loss)                4,772          16,797            4,311           4,961             (570)              632

Fixed Charges:
   Interest expense                    4,507           3,835              881           1,019            20,202            5,098
   Interest factor of
      rental expense                   1,085           1,621              379             487             1,621              487
   Preferred stock dividend
      expense                            602               -                -               -            10,744            2,686
                               ----------------  ---------------  ----------------  ---------------  ---------------  -------------
                                       6,194           5,456            1,260           1,506            32,567            8,271
                               ----------------  ---------------  ----------------  ---------------  ---------------  -------------

      Total earnings                  10,364          22,253            5,571           6,467            21,253            6,217

      Total fixed charges              6,194           5,456            1,260           1,506            32,567            8,271
                               ----------------  ---------------  ----------------  ---------------  ---------------  -------------

Ratio of earnings to fixed
   charges and preferred       ----------------  ---------------  ----------------  ---------------  ---------------  -------------
   stock dividends                      1.67            4.08             4.42            4.29              0.65             0.75
                               ----------------  ---------------  ----------------  ---------------  ---------------  -------------

Deficiency of earnings to                                                                            ---------------  -------------
   cover fixed charges                                                                                $ (11,314)        $ (2,054)
                                                                                                     ---------------  -------------

COMPUTATION OF INTEREST
   FACTOR OF RENTAL EXPENSE:
   Operating rental expense            3,255           4,864            1,136           1,460            4,864            1,460
   Interest factor                        33%             33%              33%             33%              33%              33%
                               ----------------  ---------------  ----------------  ---------------  ---------------  -------------

      Total                            1,085           1,621              379             487            1,621              487
                               ----------------  ---------------  ----------------  ---------------  ---------------  -------------
                               ----------------  ---------------  ----------------  ---------------  ---------------  -------------

COMPUTATION OF PREFERRED
   STOCK EXPENSE:
   Preferred stock expense               364               -                -               -            6,500            1,625
   Tax effect (1.0-.395)                60.5%           60.5%            60.5%           60.5%            60.5%            60.5%
                               ----------------  ---------------  ----------------  ---------------  ---------------  -------------

           Total                         602               -                -               -           10,744            2,686
                               ----------------  ---------------  ----------------  ---------------  ---------------  -------------
                               ----------------  ---------------  ----------------  ---------------  ---------------  -------------